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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          Winland Electronics, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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                            WINLAND ELECTRONICS, INC.
                                1950 EXCEL DRIVE
                         MANKATO, MINNESOTA 56001 U.S.A.


August 20, 2001

Institutional Shareholder Services                         Via Fax #301/545-4504
1455 Research Blvd.                                        ---------------------
Rockville, MD 20850
Attn: Edward Seaton


RE:      Proxy Analysis Winland Electronics, Inc., dated August 13, 2001


Dear Mr. Seaton:

         We appreciated the opportunity to discuss with you the position of the management and board of directors of Winland Electronics, Inc. ("Winland") regarding the Special Meeting of Winland Shareholders on August 21, 2001. Even though we are disappointed that you did not make a recommendation in our favor, we certainly respect your right to disagree. However, we would like to clarify some issues regarding the current proxy fight which appeared to be important in your analysis.

1.       Adoption of Bylaw Amendments

(a)      Calling a Special Meeting

         Section 2.3 of Winland's Amended and Restated Bylaws (the "Bylaws") reads as follows:

         "SPECIAL MEETINGS. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, two (2) or more directors; or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to voted, except that a special meeting of shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote."

         This provision complies with Minnesota Statutes Section 302A.433 Subd.1 and is in part a literal quote of that provision (beginning with "except that
 ..." until the end of Section 2.3). Winland is bound by this mandatory provision of Minnesota corporate law, whether or not the Bylaws include a section comparable to current Section 2.3. The dissidents' complaint regarding the amendment of Section 2.3 (see page 4 of your Proxy Analysis) is therefore entirely unfounded.

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(b)      Conduct of Shareholder Meetings

         Section 2.9 of the Bylaws reads as follows:

         "ORDER OF BUSINESS. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of: (1) an agenda or order of business for the meeting and the method by which business may be proposed, (2) rules and procedures for maintaining order at the meeting and the safety of those present, (3) limitations on attendance or participation in the meeting to shareholders or record of the corporation, their duly authorized proxies or such other persons as the chairman of the meeting shall determine, (4) restrictions on entry to the meeting after the time fixed for commencement thereof and (5) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Unless and to the extent otherwise determined by the chairman of the meeting, it shall not be necessary to follow Robert's Rules of Order or any other rules or parliamentary procedure at the meeting of shareholders. Following completion of business of the meeting as determined by the chairman of the meeting, the chairman of the meeting shall have the exclusive authority to adjourn the meeting."

         Minnesota corporate law does not explicitly address the procedures governing the conduct of shareholders' meetings. However, it does comply with generally accepted principles that the chairperson of a shareholder meeting has broad authorities to establish rules and procedures for and to conduct the meeting, to enforce the rules and procedures, and to ensure the orderly conduct of the meeting. Therefore, the amendment of the Bylaws does not provide the chairperson with any rights the chairperson would not have otherwise. The purpose of the amendment was the clarification of existing rights of the chairperson, not the enlargement of such rights. The dissidents' complaint is again unfounded.


2.       Annual Meeting vs. Special Meeting

         Winland traditionally holds its annual shareholder meetings in May; the last shareholder meeting was held on May 17, 2000. However, the Company delayed calling an annual meeting for May this year because negotiations with Mr. Call and his shareholder committee continued throughout April and the beginning of May. We expected that Mr. Call would agree to minority representation on the Winland Board and intended to include in our slate for the annual meeting any nominees for the board that the Company and the shareholder committee would agree on. The last offer made by Mr. Call was included in a letter of his attorney dated May 7, 2001. The board of directors refused that offer in a telephone conference meeting on May 11, 2001. At the end of May, before the board had made a decision regarding the date of the annual meeting, the Company received the demand of the shareholder committee for a special meeting. Under Minnesota corporate law, Winland's board had to call the special meeting within 30 days after receipt of the demand.

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         It was not the Company's intention to incur the costs and expenses that are connected with a special meeting (including a proxy fight) and an annual meeting. The shareholder committee's demand, however, left the Company with no choice and forced Winland to call the special meeting now and hold an additional (annual) meeting later in 2001. The higher voting requirements at the special meeting (to be successful, the shareholder committee needs to obtain votes from more than 50% of the outstanding shares), therefore, are the result of the committee's decision to ask for the removal of the current board instead of waiting for the annual meeting and nominating a competing slate for the board of directors. The shareholder committee may regret its decision by now. In our opinion, however, it is unfair to characterize a possible strategic mistake of the insurgents as attempt by the current board and management to entrench themselves.


3.       Proxy Card

         Under Minnesota corporate law, the business that may be transacted at a special meeting is limited to the purposes stated in the notice of the meeting; such notice has to conform with the demand for the special meeting.

         Winland's proxy card repeats word by word the demand the Company received from the shareholder committee. The demand was to simultaneously remove all of the incumbent directors and elect the committees nominee. With this demand, the shareholder committee (and not Winland) restricted the vote of the Company's shareholders to a vote for or against the removal of all current directors and the election of the shareholder committee's slate. Again, Winland and its current board and management are not responsible for the effects of actions undertaken by the shareholder committee itself.


         Thank you for your attention to this matter. Please feel free to contact us with any further comments and/or questions.


Yours very sincerely,

/s/ S. Robert Dessalet                     /s/ Lorin E. Krueger
S. Robert Dessalet                         Lorin E. Krueger
Chairman of the Board                      President and Chief Executive Officer